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Exhibit 99.1

EDISON MISSION ENERGY

OFFER FOR ALL OUTSTANDING
$1,200,000,000 AGGREGATE PRINCIPAL AMOUNT OF
7.00% SENIOR NOTES DUE MAY 15, 2017
(CUSIPs 281023 AS 0, U27811 AE 5 and 281023 AT 8)
IN EXCHANGE FOR
$1,200,000,000 OF 7.00% SENIOR NOTES DUE MAY 15, 2017
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED,
$800,000,000 AGGREGATE PRINCIPAL AMOUNT OF
7.20% SENIOR NOTES DUE MAY 15, 2019
(CUSIPs 281023 AV 3, U27811 AF 2 and 281023 AW 1)
IN EXCHANGE FOR
$800,000,000 OF 7.20% SENIOR NOTES DUE MAY 15, 2019
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED, AND
$700,000,000 AGGREGATE PRINCIPAL AMOUNT OF
7.625% SENIOR NOTES DUE MAY 15, 2027
(CUSIPs 281023 AY 7, U27811 AG 0, 281023 AZ 4)
IN EXCHANGE FOR
$700,000,000 OF 7.625% SENIOR NOTES DUE MAY 15, 2027
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
PURSUANT TO THE PROSPECTUS, DATED OCTOBER 22, 2007

To Our Clients:

Enclosed for your consideration is a Prospectus, dated October 22, 2007 (the "Prospectus"), relating to the offer (the "Exchange Offer") of Edison Mission Energy (the "Issuer") to exchange its new 7.00% Senior Notes due May 15, 2017, new 7.20% Senior Notes due May 15, 2019 and 7.625% Senior Notes due May 15, 2027 (collectively, the "New Notes"), which have been registered under the Securities Act of 1933, as amended, for its outstanding 7.00% Senior Notes due May 15, 2017, 7.20% Senior Notes due May 15, 2019 and 7.625% Senior Notes due May 15, 2027 (collectively, the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the Registration Rights Agreement, dated May 7, 2007, between the Issuer and Citigroup Global Markets Inc., as representative of the initial purchasers.

This material is being forwarded to you as a beneficial owner of Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus. You may only tender your Old Notes by book-entry transfer of the Old Notes into the exchange agent's account at The Depository Trust Company.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on November 20, 2007, unless extended by the Issuer. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

  1.
  The Exchange Offer is for any and all Old Notes.

  2.
  The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer—Conditions to the Exchange Offer."

  3.
  Any transfer taxes incident to the transfer of Old Notes from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Prospectus in the section captioned "Material U.S. Federal Income Tax Consequences."

  4.
  The Exchange Offer expires at 5:00 p.m., New York City time, on November 20, 2007, unless extended by the Issuer.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

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INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by the Issuer with respect to the Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus.

Please tender the Old Notes held by you for my account as indicated below:

☐  Please tender the 2017 Old Notes held by you for my account as indicated below:

AGGREGATE PRINCIPAL AMOUNT AT
MATURITY OF 2017 OLD NOTES
7.00% Senior Notes due May 15, 2017: $

☐  Please do not tender any 2017 Old Notes held by you for my account.

Dated:                        , 2007

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

☐    Please tender the 2019 Old Notes held by you for my account as indicated below:

AGGREGATE PRINCIPAL AMOUNT AT
MATURITY OF 2019 OLD NOTES
7.20% Senior Notes due May 15, 2019: $

☐  Please do not tender any 2019 Old Notes held by you for my account.

Dated:                        , 2007

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

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☐  Please tender the 2027 Old Notes held by you for my account as indicated below:

AGGREGATE PRINCIPAL AMOUNT AT
MATURITY OF 2027 OLD NOTES
7.625% Senior Notes due May 15, 2027: $

☐  Please do not tender any 2027 Old Notes held by you for my account.

Dated:                        , 2007

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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  Exhibit 99.1